Exhibit h(viii)

                 AMENDMENT TO SUB-ACCOUNTING SERVICES AGREEMENT
                                       FOR
                       THE PREMIER CLASS AND RETAIL CLASS
                                       OF
                                CIGNA FUNDS GROUP


     AMENDMENT TO AGREEMENT made this first day of March 2001, to be effective January 3, 2000, by and between CIGNA Funds Group (the "Trust"), a Massachusetts business trust engaged in business as an open-end management investment company, and CIGNA Financial Services, Inc., a Delaware corporation ("CFS");

     WHEREAS, the Trust and CFS entered into a Sub-Accounting Services Agreement for the Premier Class and Retail Class of CIGNA Funds Group dated as of January 3, 2000 (the "Agreement"); and

     WHEREAS, Schedule A to the Agreement sets out the fees that each series of the Trust shall pay to CFS for services provided under the Agreement; and

     WHEREAS, there is a typographical error in Schedule A which the parties hereto wish to correct, namely that the fee for the Large Company Stock Index Fund is identified as 0.25% of average daily net assets and the fee for the Money Market Fund is identified as 0.20% of average daily net assets, while the correct fee for the Large Company Stock Index Fund is 0.20% of average daily net assets and the correct fee for the Money Market Fund is 0.25% of average daily net assets;

     NOW, THEREFORE, the parties hereto agree that Schedule A to the Agreement is hereby deleted and replaced with the following schedule, retroactive to January 3, 2000:

                 SCHEDULE A TO SUB-ACCOUNTING SERVICES AGREEMENT
Balanced Fund                                                               0.20
Core Plus Fixed Income Fund                                                 0.25
Foreign Stock Fund                                                          0.25
Large Company Stock Growth Fund                                             0.20
Large Company Stock Value Fund                                              0.20
Large Company Stock Index Fund                                              0.20
Money Market Fund                                                           0.25
Small Company Stock Growth Fund                                             0.20
Small Company Stock Value Fund                                              0.20
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                                                                 Exhibit h(viii)


     Except as modified herein, the Agreement remains unmodified and in full force and effect.


                                   CIGNA FUNDS GROUP


                                       /s/ Richard H. Forde
                                   By:________________________________________
                                       By:  Richard H. Forde
                                       Its: Chairman of the Board and President


                                   CIGNA FINANCIAL SERVICES, INC.


                                       /s/ Russell W. Anderson
                                   By:________________________________________
                                       By:  Russell W. Anderson
                                       Its: President